Exhibit 10.38
Stock Award Agreement
Acknowledgement of Receipt

This Stock Award Agreement Acknowledgement of Receipt is entered into by and between Tween Brands, Inc. (the “Company”), and the associate of the Company whose name appears below (the “Associate”) in order to set forth the terms and conditions of Stock Awards granted to the Associate under the 2005 Stock Option and Performance Incentive Plan (the “Plan”).
Associate Name:
Department:

Award Type	Date of	Expiration	Number of	Option	Vesting	Number of
	Grant	Date	Shares Granted	Price	Date	Shares to Vest

Incentive Stock Options

Restricted Stock Award

Restricted Stock Award[1]

Subject to the provisions of the Plan and the attached Stock Award Agreement Master Terms and Conditions, which are incorporated herein by reference, the Company hereby grants to the Associate the Stock Awards outlined above.
1Please see Appendix A for a description of the performance criteria applicable to this Restricted Stock Award. Please note that vesting will occur upon certification by the Compensation Committee of the Board of Directors that performance criteria have been satisfied.
The Company and the Associate have executed this Agreement as of the Date of Grant set forth above.

Tween Brands, Inc.		Associate:

By:
Michael W. Rayden

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